UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2006

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On April 7, 2006, the Compensation Committee of the Board of Directors of Accuride Corporation (“Accuride”) established the corporate performance targets for Accuride’s 2006 Annual Incentive Compensation Plan (“AICP”) and the performance-based stock options’ 2006 vesting target. Certain of our employees are eligible to earn bonus compensation pursuant to our AICP upon the attainment of corporate, plant and/or individual performance goals. The 2006 AICP corporate performance targets established by the Compensation Committee are based on the Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, and free cash flows for 2006. The vesting target for performance-based stock options are based on the Company’s EBITDA for 2006.

Item 5.02               APPOINTMENT OF DIRECTORS

On April 10, 2006, the Board of Directors (the “Board”) of Accuride increased the size of the Board from seven (7) to eight (8) members and appointed Donald T. Johnson, Jr. and Craig Muhlhauser as directors. Mr. Johnson was also appointed as a member of the Board’s Audit Committee. A copy of a press release by Accuride, dated April 11, 2006, announcing the director appointments is attached hereto as Exhibit 99.1.

Donald T. Johnson, Jr. has been the President and Chief Operating Officer of Aftermarket Technology Corp., or ATAC, since January 2004. In February 2004 Mr. Johnson became Chief Executive Officer of ATAC, and became a member of ATAC’s Board of Directors in May 2004 and Chairman of ATAC’s Board in June 2005. Before joining ATAC, Mr. Johnson was Global Director, Parts, Supply and Logistics for Ford Motor Company since 1999. Prior to that, Mr. Johnson spent 26 years working for Caterpillar, Inc. and its subsidiaries, including serving as Vice President of Caterpillar Logistics Services, Inc. from 1992 until he joined Ford. Mr. Johnson holds a B.A. in Management from the University of Illinois. Mr. Johnson is 54 years old.

Craig H. Muhlhauser has been President and an Executive Vice President, Worldwide Sales and Business Development of Celestica Inc. since May 2005. Previously, Mr. Muhlhauser was employed by Exide Technologies, where he served as President and Chief Executive Officer from April 2004 through March 2005; as Chairman and Chief Executive Officer from September 2001 through April 2004; and as the President, Chief Operating Officer and Member of the Office of the Chairman from July 2000 to September 2001. Exide filed a petition for relief under Chapter 11 of the Bankruptcy Code on April 15, 2002. Before joining Exide, Mr. Muhlhauser was a vice president of Ford Motor Company and President of Visteon Corporation (a subsidiary of Ford) from 1997 to April 2000. Mr. Muhlhauser holds a Master of Science degree in Mechanical Engineering and Bachelor of Science degree in Aerospace Engineering from the University of Cincinnati. Mr. Muhlhauser is 57 years old.

Item 9.01	EXHIBITS

(d)	Exhibits

99.1 Press Release of Accuride Corporation, dated April 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

/s/ John R. Murphy
Date:	April 11, 2006	John R. Murphy
President and Chief Financial Officer